Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form F-3 [FILE NO. 333-284474] of our report dated July 22, 2024, with respect to the consolidated financial statements of CCSC Technology International Holdings Limited included in this Annual Report on Form 20-F for the year ended March 31, 2025.

/s/ Marcum Asia CPAs LLP

New York, New York

July 17, 2025